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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-114566 of Umpqua Holdings Corporation of our report dated February 27, 2004, appearing in the Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
Portland, Oregon
May 14, 2004